EXHIBIT 10.3

                                   (REDACTED)

      [ * ] = Confidential materials omitted and filed separately with the
                      Securities and Exchange Commission.

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                                AND BILL OF SALE

                  This Agreement and Bill of Sale, dated as of July 15, 1999, is made by and between ACTTAG, Inc., a Delaware corporation ("ACTTAG"), and Agrinomics LLC, a limited liability company organized and existing under the laws of Delaware (the "Agrinomics"). ACTTAG and Agrinomics hereby agree as follows:

                  1. ASSIGNMENT. As a contribution to the capital of Agrinomics and in consideration for the issuance to ACTTAG of an interest in Agrinomics, ACTTAG hereby: (i) assigns to Agrinomics, and Agrinomics hereby accepts, all of ACTTAG's right, title and interest in the contracts listed in the attached
Schedule 1 (the "Contracts"); (ii) assigns, transfers, conveys and delivers to Agrinomics, all of ACTTAG's right, title and interest in and to the biological materials described in the attached Schedule 2 hereto (the "Existing Agritope Collection"); and (iii) assigns, transfers, conveys and delivers to Agrinomics, as the successor to that portion of Agritope's and ACTTAG's business to which the trademarks "AGRINOMICS" and "ACTTAG" (the "Marks") pertain, all of ACTTAG's right, title and interest in and to such Marks and any goodwill associated therewith and all pending trademark applications with respect thereto. Schedule 1 and Schedule 2 are incorporated herein by this reference.

                  2. ASSUMPTION. Agrinomics hereby assumes all of the obligations to be performed by ACTTAG under the Contracts after the date of this Agreement and Bill of Sale (the "Assumed Obligations"). Agrinomics shall fully and timely perform all of the Assumed Obligations in accordance with the applicable Contracts.

                  3. DELIVERY. ACTTAG shall deliver to Agrinomics the Existing Agritope Collection and a copy of ACTTAG's records (and the records in ACTTAG's possession) pertaining to any of the Contracts or any of the Marks (including, without limitation, copies of the Contracts, any amendments to the Contracts, any reports and other documentation delivered under the Contracts, and any correspondence with the other party to the Contracts to the extent relating to the Contracts).

                  4. WARRANTY. ACTTAG warrants that all of its right, title and interest in the Existing Agritope Collection, the Contracts, and the Marks are assigned to Agrinomics pursuant to this Agreement and Bill of Sale free and clear of any and all mortgages, deeds of trust, security interests and other liens arising by, through or under ACTTAG. ACTTAG shall defend Agrinomics' right, title and interest in the Existing Agritope Collection, the Contracts, and the Marks against any such mortgage, deed of trust, security interest or other lien.

                  5. DISCLAIMER. Except as may be explicitly stated in the LLC Agreement establishing Agrinomics and in that certain Research and Management Contract between Agritope and Agrinomics dated as of July 1, 1999, ACTTAG DOES


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

NOT MAKE ANY WARRANTY (WHETHER OF MERCHANTABILITY, FITNESS, NON-INFRINGEMENT OR OTHERWISE) WITH REGARD TO THE CONDITION, NATURE, PERFORMANCE, CAPACITY, RESPONSIVENESS, QUALITY, SUITABILITY, FITNESS, SOURCE OR CHARACTERISTICS OF THE EXISTING AGRITOPE COLLECTION, THE MARKS, OR OF ANY FACILITY, COLLECTIONS, EQUIPMENT, SOFTWARE, SERVICES, GOODS OR OTHER ITEMS SUBJECT TO ANY OF THE CONTRACTS. Agrinomics acknowledges that it has reviewed, understands and agrees to all of the provisions of each Contract.

                  6. INDEMNITY BY ACTTAG AND AGRITOPE. ACTTAG shall defend and indemnify, and has obtained the agreement of Agritope to defend and indemnify, Agrinomics and its Members (other than ACTTAG) and their affiliates and their officers, directors, shareholders, employees representatives, and agents, from and against any and all claims that may arise out of any breach of or default under any of the Contracts by ACTTAG or Agritope prior to the date of this Agreement and Bill of Sale. Further, ACTTAG shall pay or reimburse, and has obtained the agreement of Agritope to pay or reimburse, any and all costs, expenses and attorneys' fees reasonably incurred by Agrinomics and its Members (other than ACTTAG) and their affiliates and their officers, directors, shareholders, employees representatives, and agents, in connection with the defense, settlement or satisfaction of any such claim. However, ACTTAG's and Agritope's obligations under this paragraph are conditioned upon Agrinomics' or such parties': giving ACTTAG and Agritope prompt written notice of the claim; cooperating with ACTTAG and Agritope in connection with ACTTAG's and Agritope's defense, compromise, settlement and satisfaction of the claim; and not compromising, settling or satisfying the claim without the prior written consent of ACTTAG and Agritope, which consent shall not be unreasonably withheld.

                  7. INDEMNITY BY AGRINOMICS. Agrinomics shall defend and indemnify ACTTAG and Agritope and their affiliates and their officers, directors, shareholders, employees representatives, and agents from and against any and all claims that may arise out of any breach of or default under any of the Contracts by Agrinomics after the date of this Agreement and Bill of Sale. Further, Agrinomics shall pay or reimburse any and all costs, expenses and attorneys' fees reasonably incurred by ACTTAG or Agritope and their affiliates and their officers, directors, shareholders, employees representatives, and agents in connection with the defense, settlement or satisfaction of any such claim. However, Agrinomics' obligations under this paragraph are conditioned upon ACTTAG's and Agritope's or such parties': giving Agrinomics prompt written notice of the claim; cooperating with Agrinomics in connection with Agrinomics' defense, compromise, settlement and satisfaction of the claim; and not compromising, settling or satisfying the claim without the prior written consent of Agrinomics, which consent shall not be unreasonably withheld.

                  8. GOVERNING LAW; DISPUTES. This Agreement and Bill of Sale shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions of the State of Delaware or any other jurisdiction to the contrary. If the parties fail to reach agreement with respect to a dispute or difference (other than as to a question relating to patent validity, which the parties intend will be decided in litigation and not in arbitration), between the parties arising out of or in connection with this Agreement and Bill of Sale, the dispute or difference will, to the fullest extent permitted by law, be determined by arbitration in New York City, in accordance with the Commercial Arbitration Rules of the American Arbitration Association by an independent and impartial arbitrator, who (unless the parties agree otherwise) shall have had both training and experience as an arbitrator of agricultural technology licensing matters, including biotechnology, and who shall be, and for at least ten years shall have been, a partner, shareholder or member in a highly respected law firm headquartered in the United States. The arbitrator may decide any issue as to whether, or as to the extent to which, any dispute is subject to the arbitration and other dispute resolution provisions in this Agreement and Bill of Sale. The arbitrator must base the award on the provisions of this Agreement and Bill of Sale and must render the award in a writing which must include an explanation of the reasons for such award. Any arbitration pursuant to this section will be governed by the substantive laws of Delaware applicable to contracts made and to be performed in that state, without regard to conflicts of law rules, and by the arbitration law of the Federal Arbitration Act (9 U.S.C. ss.1 et seq.). Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The statute of limitations of Delaware applicable to the commencement of a lawsuit will apply to the commencement of an arbitration under this Section. All fees, costs and expenses of the arbitrator, and all other costs and expenses of the arbitration, will be shared equally by the parties to this Agreement and Bill of Sale unless such parties agree otherwise or unless the arbitrator in the award assesses such costs and expenses against one of such parties or allocates such costs and expenses other than equally between such parties. Notwithstanding the foregoing, either party may, on good cause shown, seek a temporary restraining order and/or a preliminary injunction from a court of competent jurisdiction, to be effective pending the institution of the arbitration process and the deliberation and award of the arbitrator.

                  9. ENTIRE AGREEMENT. This Agreement and Bill of Sale is made pursuant to that certain Limited Liability Company Agreement between ACTTAG and Rhone-Poulenc Ag Company dated as of July 1, 1999. This Agreement and Bill of Sale, together with such LLC Agreement and the agreements referenced therein, constitutes the entire agreement, and supersedes any and all prior agreements, between the parties with respect to the Existing Agritope Collection, the Contracts, and the Marks.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement and Bill of Sale as of the date first set forth above, and Agritope has agreed to and signed this Agreement and Bill of Sale as to those portions of the above that relate to Agritope's obligations.


ACTTAG, INC.:                                       AGRINOMICS LLC:
------------                                        --------------



By:  /s/Adoph J. Ferro                              By:  /s/Adolph J. Ferro
Title: Adolph J. Ferro, President                   Title:  Adolph J. Ferro, CEO


AGRITOPE, INC.:
--------------



By:  /s/Adoph J. Ferro
Title: Adolph J. Ferro, CEO





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






                         SCHEDULE 1: ASSIGNED CONTRACTS
                         ------------------------------

         1. That certain Research, License and Option Agreement dated as of October 23, 1998, by and between The Salk Institute for Biological Sciences and Agritope, Inc., as amended and as assigned to ACTTAG by Agritope, Inc.

         2. That certain Research and Option to License Agreement dated as of January 21, 1999, by and between the University Court of the University of Edinburgh and Agritope, Inc., as assigned to ACTTAG by Agritope, Inc.

             SCHEDULE 2: DESCRIPTION OF EXISTING AGRITOPE COLLECTION
             -------------------------------------------------------

           [ * ]









[ * ] = Confidential materials omitted and filed separately with the Securities and Exchange Commission.

                                      -7-